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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

General Metals Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24189	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3163 Kennedy Boulevard Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 217-4137

RECOV Energy Corp.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 3.02  Unregistered Sales of Equity Securities

T he Company issued 36,097,500 shares of restricted common stock on January 25, 2006 to the shareholders of General Gold Corporation as payment under the terms of the Acquisition Agreement which was signed on that same date.  These shares are to be held in escrow pending the Final Closing which will occur once the following conditions are met:

Conditions to the Final Closing of the Acquisition Agreement:

The closing of the Acquisition Agreement is subject to the satisfaction of conditions to closing as set forth in the Acquisition Agreement including but not limited to the following:

•

our company and General Gold will receive duly executed copies of all consents and approvals contemplated by the Acquisition Agreement ;

•

our company and General Gold  will receive a duly executed copy of a legal opinion from each other as contemplated by the Acquisition Agreement ;

•

no material adverse effect will occur with the business or assets of our company or General Gold  since the effective date of the Acquisition Agreement ;

•

no suit, action or proceeding will be pending or threatened which would (i) prevent the consummation of any of the transactions contemplated by the Acquisition Agreement; or (ii) cause the transaction to be rescinded following consummation; and

•

General Gold  will receive a resignation from one of the directors of our company.

Due to conditions to closing, including those set out above, and the risk that the conditions precedent will not be satisfied, there is no assurance that our company will complete the share exchange as contemplated in the Acquisition Agreement. In the event that all closing conditions for the Acquisition Agreement are not satisfied or waived, the shares that have been issued in escrow for the General Gold shareholders will be canceled.

Upon conclusion of this closing process, an 8-k containing more detailed information regarding the Company’s acquisition of General Gold Corporation will be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 31, 2006.

General Metals Corporation

/s/ Richard Verdiramo

_______________________________

Richard Verdiramo

President